Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

Tower Bancorp, Inc.

Harrisburg, Pennsylvania

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 29, 2009, relating to the 2008 and 2007 consolidated financial statements of Graystone Financial Corp. appearing in Tower Bancorp, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2009.

/s/ ParenteBeard LLC

ParenteBeard LLC
Harrisburg, Pennsylvania
June 8, 2010